As filed with the Securities and Exchange Commission on May 11, 1995.
                                                    Registration No. 33-_____
   ----------------------------------------------------------------------------
                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC  50549

                                     FORM S-8
                           Registration Statement Under
                            the Securities Act of 1933
                            --------------------------

                             COACHMEN INDUSTRIES, INC.
              (Exact Name of Registrant as Specified in its Charter)

                     INDIANA                                35-1101097
         (State or Other Jurisdiction of                 (I.R.S. Employer
          Incorporation or Organization)               Identification No.)

                             601 EAST BEARDSLEY AVENUE
                              ELKHART, INDIANA 46514
                     (Address of Principal Executive Offices)

                             COACHMEN INDUSTRIES, INC.
                       1994 OMNIBUS STOCK INCENTIVE PROGRAM
                             (Full Title of the Plan)

                                   GARY L. GROOM
                            EXECUTIVE VICE PRESIDENT,
                               FINANCE AND SECRETARY
                             COACHMEN INDUSTRIES, INC.
                             601 EAST BEARDSLEY AVENUE
                              ELKHART, INDIANA 46514
                      (Name and Address of Agent For Service)

                                  (219) 262-0123
           (Telephone number, including area code, of agent for service)

                          CALCULATION OF REGISTRATION FEE

                                               Proposed   Proposed
         Title of                              Maximum    Maximum
        Securities                Amount       Offering  Aggregate   Amount of
          to be                   to be       Price Per   Offering  Registration
        Registered            Registered(1)    Share(2)   Price(2)      Fee
   -----------------------------------------------------------------------------
   Common Stock (without par  500,000 Shares    $16.75   $8,375,000  $2,888.00
   value) including Common
   Share Purchase Rights(3)
   -----------------------------------------------------------------------------
   (1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

   (2) Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 10, 1995.

   (3) Prior to the occurrence of certain events, the Common Share Purchase Rights will not be evidenced separately from the Common Stock.







                                      PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   Item 3.  Incorporation of Documents by Reference.

        The following documents are incorporated by reference into this registration statement:

        (1) Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, which has heretofore been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

        (2)  Registrant's Current Report on Form 8-K/A dated April 13, 1995.

        (3) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

        (4) The description of Registrant's Shareholder Rights Plan contained in Registrant's Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to Section 12 of the 1934 Act.

        All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

        Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

   Item 4.  Description of Securities.

             The securities to be offered are registered under Section 12(b) of the 1934 Act.

   Item 5.  Interest of Named Experts and Counsel.

             Not applicable.

   Item 6.  Indemnification of Directors and Officers.








             Section 11 of the By-laws of the Registrant provides for the indemnification by the Registrant of each director, officer or employee of the Registrant or any of its subsidiaries in connection with any claim, action, suit or proceeding brought or threatened by reason of his position with the Registrant or any of its subsidiaries. In addition, Sections 23-1-37-1 to 15 of the Indiana Business Corporation Law specifically empowers the Registrant to indemnify, subject to the standards therein prescribed, any director or officer in connection with any action, suit or proceeding brought or threatened by reason of the fact that he is or was a director or officer of the Registrant.

             Registrant maintains directors and officers liability insurance covering all directors and officers of the Registrant against claims arising out of the performance of their duties.

   Item 7.  Exemption from Registration Claimed.

             Not applicable.

   Item 8.  Exhibits.

             Reference is made to the Exhibit Index.

   Item 9.  Undertakings.

             The registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to
   Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkhart, State of Indiana, on the 10th day of May, 1995.

                                 COACHMEN INDUSTRIES, INC.


                                 By:   /s/ Thomas H. Corson
                                      -----------------------
                                           Thomas H. Corson,
                                           Chairman and Chief
                                           Executive Officer


                                 POWER OF ATTORNEY

             We, the undersigned officers and directors of Coachmen Industries, Inc. hereby severally constitute Thomas H. Corson and Gary L. Groom, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Coachmen Industries, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

             Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of May, 1995.

             Signature                       Title


      /s/ Thomas H. Corson            Chairman, Chief Executive
   -------------------------------     Officer and Director
          Thomas H. Corson            (principal executive officer)


      /s/ Keith D. Corson
   -------------------------------    President, Chief Operating
          Keith D. Corson             Officer and Director


      /s/ Gary L. Groom
   -------------------------------    Executive Vice President-
          Gary L. Groom               Finance, Secretary and
                                      Director (principal
                                      financial and accounting
                                      officer)

      /s/ Claire C. Skinner
   -------------------------------    Director
         Claire C. Skinner


      /s/ Philip C. Barker
   -------------------------------    Director
          Philip C. Barker


      /s/ R. James Harring
   -------------------------------    Director
          R. James Harring


      /s/ William P. Johnson
   -------------------------------    Director
         William P. Johnson


      /s/ Philip G. Lux
   -------------------------------    Director
          Philip G. Lux


     /s/ William G. Milliken
   -------------------------------    Director
        William G. Milliken





                                   EXHIBIT INDEX

   Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by Registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this Registration Statement.


   Exhibit Number                   Description
   --------------                   ------------

     4.1    *   1994 Omnibus Stock Incentive Program (Exhibit A to Registrant's
                Proxy Statement dated March 28, 1994, for its 1994 Annual
                Meeting of Shareholders).

     4.2    *   Articles of Incorporation of Registrant (Exhibit 3(i) to
                Registrant's Form 10-K for 1980).

     4.3    *   By-laws of Registrant (Exhibit 3(ii) to Registrant's Form 10-K for 1989).

     4.4    *   Shareholder Rights Plan (Exhibit 1 to Registrant's Form 8-A
                dated February 6, 1990).

      5         Opinion (including consent) of McDermott, Will & Emery

     23         Consent of Independent Accountants.